Exhibit 99.2

FINSERV ACQUISITION CORP. PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY. FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED 18003_FINSERV ACQUISITION CORP Proxy Card REV3 Front YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. marked, signed and returned your proxy card . Votes submitted electronically over the Internet must be received by 11 : 59 p . m . , Eastern Time, on XXXXX XX, 2021 . V ot e b y Interne t - QUIC K EAS Y IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you INTERNET – www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares. Vote at the Meeting – If you plan to attend the virtual online annual meeting, you will need your 12 digit control number to vote electronically at the annual meeting. To attend: https://ww w .cstprox y .com/ finservacquisition/sm2021 MAIL – Mark, sign and date your proxy card and return it in the postage - paid envelope provided. PROXY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF FINSERV ACQUISITION CORP. The undersigned hereby appoints Lee Einbinder and Howard Kurz, and each of them (with full power to act alone), proxies and attorneys - in - fact, each with the power of substitution and revocation, and hereby authorizes each to represent and vote, as designated below, all the shares of common stock of FinServ Acquisition Corp . (the “Company”) held of record by the undersigned at the close of business on XXXX XX, 2021 at the Special Meeting in Lieu of 202 1 Annual Meeting o f Stockholders to b e hel d virtually o n XXXXXX XX, 2021 , a t XX : XX a . m . , Eastern Time, or any adjournment or postponement thereof and authorizes and instructs said proxies to vote in the manner directed below . THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN . IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSAL NO . 1 , PROPOSAL NO . 2 , PROPOSAL NO . 3 , PROPOSAL NO . 4 , PROPOSAL NO . 5 , PROPOSAL NO . 6 , PROPOSAL NO . 7 , PROPOSAL NO . 8 , PROPOSAL NO . 9 , PROPOSAL NO . 11 AND PROPOSAL NO . 12 , “FOR” EACH OF THE DIRECTORS IN PROPOSAL NO . 10 AND, IF NECESSARY, “FOR” PROPOSAL 13 . (Continued, and to be marked, dated and signed, on the other side)

Proposal No. 1 — The Business Combination Proposal — To consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of December 18 , 2020 (as it may be amended and/or restated from time to time, the “merger agreement”), by and among Katapult Holdings, Inc . , a Delaware corporation (“Katapult” or the “Company”), FinServ Acquisition Corp . , a Delaware corporation (“FinServ”), Keys Merger Sub 1 , Inc . , a Delaware corporation (“Merger Sub 1 ”), Keys Merger Sub 2 , LLC, a Delaware limited liability company (“Merger Sub 2 ”), and Orlando Zayas, in his capacity as representative of the Pre - Closing Holders of Katapult, and the transactions contemplated thereby, pursuant to which Merger Sub 1 will merge with and into Katapult, with Katapult surviving the merger as a wholly owned subsidiary of FinServ (the “First Merger”), followed immediately by the merger of the resulting company with and into Merger Sub 2 , with Merger Sub 2 surviving the merger as a wholly owned subsidiary of FinServ (the “Second Merger” and together with the First Merger, the “merger”) . The Charter Proposals — To consider and vote upon the following eight proposals (collectively, the “Charter Proposals”) to approve the following material differences between FinServ’s current amended and restated certificate of incorporation (the “Existing Charter”) and the proposed amended and restated certificate of incorporation of FinServ (the “Proposed Charter”) that will be in effect upon the closing of the merger : Proposal No . 2 — to increase the number of authorized shares of New Katapult common stock from 110 , 000 , 000 to 250 , 000 , 000 and the number of authorized shares of New Katapult preferred stock from 1 , 000 , 000 to 25 , 000 , 000 . of stock may be increased or decreased by the affirmative vote of the holders of a majority of the voting power of the stock of FinServ entitled to vote in the election of directors, voting together as a single class . Proposal No . 5 — to provid e that amendments to FinServ’s waiver of corporate opportunities will be prospective only . Proposal No . 6 — to require the vote of 66 . 7 % of the voting power of the stock of FinServ entitled to vote in the election of directors, voting together as a single class, to amend the provisions of the Proposed Charter relating to the powers, number, election, term, vacancies and removal of directors of FinServ, the provisions regarding meetings of stockholders and the amendment provision of the Proposed Charter . Proposal No . 7 — to provide that the Court of Chancery in the State of Delaware will be the sole and exclusive forum for any action asserting an “internal corporate claim” under the Delaware General Corporation Law . Proposal No . 8 — to provide that unless FinServ consents in writing to the selection of an alternative forum, the federal district courts of the United States of America will be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933 , as amended, the Securities Exchange Act of 1934 , as amended or any other claim for which the federal courts have exclusive jurisdiction . Proposal No. 9 — conditioned upon the approval of Proposals No. 2 through No. 8 Proposal No. 11 — The Nasdaq Proposal — T o consid er an d vote upo n a prop osal to approve, for purposes of complying with applicable listing rules of the Nasdaq : (i) the issuance of shares of Class A Common Stock (such shares of Class A Common Stock to be automatically converted into New Katapult common stock upon the consummation of the merger) pursuant to the PIPE Agreements (as defined in the accompanying Proxy Statement/ Prospectus) ; (ii) the issuance of shares of New Katapult common stock pursuant to the merger agreement, including 7 , 500 , 000 restricted shares of New Katapult common stock that will vest upon, among other things, the achievement of certain earn - out thresholds prior to the sixth anniversary of the closing of the merger ; and (iii) the related change of control of FinServ that will occur in connection with consummation of the merger and the other transactions contemplated by the merger agreement . Proposal No . 12 — The Incentive Plan Proposal — To consider and vote upon a proposal to approve and adopt the Katapult Holdings, Inc . 2021 Equity Incentive Plan . Proposal No . 13 — The Adjournment Proposal — To consider and vote upon a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Special Meeting, there are not sufficient votes to approve the Business Combination Proposal, the Charter Proposals, the Nasdaq Proposal or the Incentive Plan Proposal, or holders of FinServ’s Class A Common Stock have elected to redeem an amount of Class A Common Stock such that FinServ would have less than $ 5 , 000 , 001 of net tangible assets . Please mark your votes like this X PROXY THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NOS. 1, 2, 3, 4, 5, 6, 7, 8, 9, 11 AND 12, “FOR” EACH OF THE DIRECTORS IN PROPOSAL NO. 10 AND, IF NECESSARY, “FOR” PROPOSAL NO. 13. 18003_FINSERV ACQUISITION CORP Proxy Card REV3 Back THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING IN LIEU OF 2021 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD VIRTUALLY VIA LIVE AUDIO WEBCAST ON XXXXX XX, 2021. Important Notice Regarding the Availability of Proxy Material for the Special Meeting of Stockholders to be held on XXXXX XX, 2021 are available at: https://www.cstproxy.com/finservacquisition/sm2021 Signature Signature , i f hel d jointly Date , 202 1 Note : Please sign exactly as your name or names appear on this Proxy . When shares are held jointly, each holder should sign . When signing as executor, administrator, attorney, trustee or guardian, please give full title as such . If the signer is a corporation, please sign in full corporate name by duly authorized officer, giving full title as such . If a partnership, please sign in partnership name by authorized person . CONTRO L NUMBER FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN AGAINST ABSTAIN Proposal No. 3 — to eliminate the Class B FOR common stock classification and provide for a single class of common stock. Proposal No. 4 — to provide that the number FOR of authorized shares of any class or classes AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN above, a proposal to approve the Proposed Charter, which includes the approval of all other changes in the Proposed Charter in connection with replacing the Existing Charter with the Proposed Charter, including changing FinServ’s name from “FinServ Acquisition Corp . ” to “Katapult Holdings, Inc . ” (“New Katapult”) as of the closing of the merger . Proposal No . 10 — The Director Election Proposal — To consider and vote upon a proposal to appoint each of the six (6) directors to serve on the board of directors of FinServ until their respective successors are duly elected and qualified pursuant to the terms of the Proposed Charter . FOR WITHHOLD Orlando Zayas Chris Masto Bruce Taragin Lee Einbinder Brian Hirsch Don Gayhardt PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.